Exhibit 99.6

GR O VE C OLLABOR A TIVE C ONFIDENTIAL An Exciting Milestone!!!

GR O VE C OLLABOR A TIVE C ONFIDENTIAL Congratulations and THANK YOU!

GROVE COLLABORATIVE C ONFIDENTIAL Forward - Looking Statements Certain statements included in this Presentation are not historical facts but are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward - looking. These forward - looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of other ﬁnancial and performance metrics and projections of market opportunity; (2) references with respect to the anticipated beneﬁts of the Potential Business Combination and the projected future ﬁnancial performance of Grove and Grove’s operating companies following the Potential Business Combination; (3) changes in the market for Grove’s products, and expansion plans and opportunities; (4) anticipated customer retention; (5) the sources and uses of cash of the Potential Business Combination; (6) the anticipated capitalization and enterprise value of the combined company following the consummation of the Potential Business Combination; and (7) expectations related to the terms and timing of the Potential Business Combination. These statements are based on various assumptions, whether or not identiﬁed in this Presentation, and on the current expectations of Grove’s management and are not predictions of actual performance. These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a deﬁnitive statement of fact or probability. Actual events and circumstances are diﬃcult or impossible to predict and will diﬀer from assumptions. Many actual events and circumstances are beyond the control of Grove. These forward - looking statements are subject to a number of risks and uncertainties, including: changes in domestic and foreign business, market, ﬁnancial, political and legal conditions; the failure of the parties to enter into a deﬁnitive merger agreement (or the termination thereof) with respect to the Potential Business Combination; the inability of the parties to successfully or timely consummate the Potential Business Combination, including the risk that any required stockholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely aﬀect the combined company or the expected beneﬁts of the Potential Business Combination is not obtained; failure to realize the anticipated beneﬁts of the Potential Business Combination; risks relating to the uncertainty of the projected ﬁnancial information with respect to Grove; Grove’s ability to successfully expand its business; competition; the uncertain eﬀects of the COVID - 19 pandemic; and those factors discussed in documents of VGII ﬁled, or to be ﬁled, with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks materialize or our assumptions prove incorrect, actual results could diﬀer materially from the results implied by these forward - looking statements. There may be additional risks that neither VGII nor Grove presently know or that VGII and Grove currently believe are immaterial that could also cause actual results to diﬀer from those contained in the forward - looking statements. In addition, forward - looking statements reﬂect VGII’s and Grove’s expectations, plans or forecasts of future events and views as of the date of this Presentation. VGII and Grove anticipate that subsequent events and developments will cause VGII’s and Grove’s assessments to change. However, while VGII and Grove may elect to update these forward - looking statements at some point in the future, VGII and Grove speciﬁcally disclaim any obligation to do so. These forward - looking statements should not be relied upon as representing VGII’s and Grove’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward - looking statements.

Image Here *Cover gray box A g en d a 1. Why we’re going public (Stu) 2. Partnering with Virgin Group (Stu) 3. SPAC vs. Traditional IPO (Stu) 4. Estimated timeline (Janae) 5. What this means for you (Delida) 6. Communication Guidelines (Delida) 7. Resources & additional information (Delida) GROVE COLLABORATIVE

Image Here *Cover gray box Why weʼre going public Allows us to build on our position as the leading sustainable consumer products company transforming the industry into a force for human and environmental good Awesome opportunity to partner with a major consumer brand, that shares our mission to disrupt and innovate existing industries Additional cash to fund the business on our path to proﬁtability + power our long term success GROVE COLLABORATIVE

What This Means For You

GROVE COLLABORATIVE C ONFIDENTIAL Why Virgin We were impressed with the heritage of Virgin Group Virgin Group’s mission to change business for good - to “create unique customer experiences, challenge the status quo and champion people and the planet” - aligns with Grove’s values Virgin is known for shaking up the status quo to build businesses that lift experiences out of the ordinary. We believe a partnership with VGII will accelerate Grove’s ability to fuel our commitment in growing a purpose - driven and consumer - centric brand and business - and enable us to fulﬁll our mission

GROVE COLLABORATIVE Image Here *Cover gray box SPAC vs. Traditional IPO Considered both paths What is a SPAC? ● Special Purpose Acquisition Company (SPAC) that is already listed on the New York Stock Exchange ● Formed for the sole purpose of combining with an operating business like ours to help accelerate its growth ● Diﬀerent process, more suited to Grove

GROVE COLLABORATIVE C ONFIDENTIAL March - May Merger Close (exact timing TBD) 2022 Approximate Timeline December - February 2021 / 2022 SEC Filing

Image Here *Cover gray box Your Role ● No planned executive, team or reporting structure changes ● Mission and OKRs remain the same ● Continue to execute against your initiatives! GROVE COLLABORATIVE

Image Here *Cover gray box Compensation + Beneﬁts Ɣ Base pay and beneﬁts remain the same Ɣ Equity awards (options and RSUs) will be converted into equity awards in the combined public entity. Ɣ Employee equity information sessions more information to be shared in upcoming compensation sessions! Ɣ We appreciate your patience as we share more information in the coming weeks! Ɣ Note: shares cannot be traded until the lockup period ends, which will be about six months from the close of the transaction (not today). Following the end of the lockup all employees will be subject to insider trading blackouts and limitations. Do not trade in the SPAC stock. GROVE COLLABORATIVE

Things to keep in mind GROVE COLLABORATIVE C ONFIDENTIAL Stay grounded Continue executing Be aware of ﬁnancial friends soliciting advice or services Do not trade VGII stock or warrants We’re in this together! We will continue to update the team through a series of info sessions: Updates on process, timing, ﬁnancial/tax planning, and speciﬁcs including stock information Got questions in the meantime? Email futureIPO@grove.co

Our Brand Values: We are still the same company as ever. GROVE COLLABORATIVE C ONFIDENTIAL At Grove Collaborative, weʼre making change, which means our values live out in the world. These arenʼt just words; they embody the actions weʼre taking to make our mission a reality. This is what makes us Grove. 1. We create the best products - We are relentless about creating products that are superior on performance, sustainability, and overall design. We never rest, and when we ﬁnd out we can improve our products for the planet or for our customers, we act swiftly 2. We challenge the status quo - We were born with the mind of a maverick. A challenger. No, sustainable living is not just for the white and wealthy. No, plastic is not impossible to live without. No, it is not up to our consumers to solve. We are wired to rethink norms and develop new solutions. 3. We are for all people - Every home is a Grove home. We treat everyone regardless of race, religion, sexual orientation, gender, socio - economic circumstances like we are all part of The Collaborative, part of a Family. We celebrate diversity and are visible with that support. We embrace the challenge to transform our industry into a force for environmental & human good. 4. We protect our planet - Society and the planet are facing many challenges and require leadership and bold action. CPG is one of the biggest drivers of plastic waste and its impacting human health.

Com m uni c ation Guidelines

Why Communications will Change GROVE COLLABORATIVE C ONFIDENTIAL We are all becoming investors in a public company ● Public companies are governed by SEC regulations, disclosure must be made to all investors at the same time. ● This means you (our employees) must be treated as investors with regard to certain information. ● That is why our employee email sharing this news today went out at the same time as the press release. ● This is a new process, for all of us!

Communications Guidelines GROVE COLLABORATIVE C ONFIDENTIAL It is critical to avoid talking about Grove beyond what is in the Press Release and its potential transaction outside of those who are aware of the potential transaction internally and externally. If you see a speculative news story regarding Grove’s transaction, you should under no circumstances comment. Please forward any inquires t o pr@grove.co. The Do’s and Dont’s on the next slide pertain to all forms of communication - phone, text, email, slack, in - person communications or otherwise - and the regulations apply to interactions with any outside parties including media, vendors, brand partners, friends and/or family. All principles also apply to all posts, reposts, retweets, and likes on all social media sites including but not limited to instagram, facebook, twitter, etc.

Communications Guidelines | DO GROVE COLLABORATIVE C ONFIDENTIAL 1. DO refer to published FAQ in response to transaction related questions 2. DO be mindful that the transaction has not closed, and until it does Grove will continue to operate as a private wholly independent company 3. DO keep executing on your day to day responsibilities 4. DO ask questions through the proper channels: a. Your Manager b. futureIPO@grove.co c. PR@grove.co 5. DO forward any media inquiries to PR@grove.co

Communications Guidelines | DO NOT GROVE COLLABORATIVE C ONFIDENTIAL 1. DO NOT communicate with any media or investors about the transaction 2. DO NOT share private information about the transaction on social media or with friends/family 3. DO NOT allow the transaction to become a distraction 4. DO NOT speculate on potential listing and implications for stock price performance 5. DO NOT trade VGII stock or warrants

R es o u r c es GROVE COLLABORATIVE C ONFIDENTIAL Got questions? Read our FAQ ● For press inquiries: PR@grove.co ● For employee stock questions: futureIPO@grove.co ● **We will answer questions that we can legally answer. Some answers may be delayed due to timing with public disclosures. Reminder! If you plan to speak publicly, please email PR@grove.co prior to accepting an invitation to speak publicly.

We are just getting started. Letʼs go!!!

DEAD: Previous Version

Image Here *Cover gray box All Hands Wednesday, December 8th

A big day!!! 24

Congratulations and THANK YOU! 25

Forward - Looking Statements Certain statements included in this Presentation are not historical facts but are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward - looking. These forward - looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity; (2) references with respect to the anticipated benefits of the Potential Business Combination and the projected future financial performance of Grove and Grove’s operating companies following the Potential Business Combination; (3) changes in the market for Grove’s products, and expansion plans and opportunities; (4) anticipated customer retention; (5) the sources and uses of cash of the Potential Business Combination; (6) the anticipated capitalization and enterprise value of the combined company following the consummation of the Potential Business Combination; and (7) expectations related to the terms and timing of the Potential Business Combination. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of Grove’s management and are not predictions of actual performance. These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Grove. These forward - looking statements are subject to a number of risks and uncertainties, including: changes in domestic and foreign business, market, financial, political and legal conditions; the failure of the parties to enter into a definitive merger agreement (or the termination thereof) with respect to the Potential Business Combination; the inability of the parties to successfully or timely consummate the Potential Business Combination, including the risk that any required stockholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Potential Business Combination is not obtained; failure to realize the anticipated benefits of the Potential Business Combination; risks relating to the uncertainty of the projected financial information with respect to Grove; Grove’s ability to successfully expand its business; competition; the uncertain effects of the COVID - 19 pandemic; and those factors discussed in documents of VGII filed, or to be filed, with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements. There may be additional risks that neither VGII nor Grove presently know or that VGII and Grove currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward - looking statements reflect VGII’s and Grove’s expectations, plans or forecasts of future events and views as of the date of this Presentation. VGII and Grove anticipate that subsequent events and developments will cause VGII’s and Grove’s assessments to change. However, while VGII and Grove may elect to update these forward - looking statements at some point in the future, VGII and Grove specifically disclaim any obligation to do so. These forward - looking statements should not be relied upon as representing VGII’s and Grove’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward - looking statements. 26

Agenda 27 ● Why we’re going public (Stu) ● Partnering with Virgin Group (Stu) ● SPAC vs. Traditional IPO (Stu) ● Estimated timeline (Phil) ● What this means for you (Delida) ● Communication Guidelines (Delida) ● Resources & additional information (Delida)

Why we’re going public 28 ● Awesome opportunity to partner with a major consumer brand, that shares our mission to disrupt and innovate existing industries ● Allows us to build on our position as the leading sustainable consumer products company transforming the industry into a force for human and environmental good ● Additional cash from this transaction opens up significant opportunities

Why Virgin 29 ● We were impressed with the heritage of Virgin Group ● Virgin Group’s mission to change business for good - to “create unique customer experiences, challenge the status quo and champion people and the planet” - aligns with Grove’s values ● Virgin is known for shaking up the status quo to build businesses that lift experiences out of the ordinary. We believe a partnership with VGII will accelerate Grove’s ability to fuel our commitment in growing a purpose - driven and consumer - centric brand and business - and enable us to fulfill our mission

SPAC vs. Traditional IPO 30 ● Considered both paths ● What is a SPAC? ○ Special Purpose Acquisition Company (SPAC) that is already listed on the New York Stock Exchange ○ Formed for the sole purpose of combining with an operating business like ours to help accelerate its growth ● Faster process

Approximate Timeline December - February 2021/ 2022 31 SEC Filing March - May Merger Close (exact timing TBD) 2022

What This Means For You 32

Your Role 33 ● No planned executive, team or reporting structure changes ● Mission and OKRs remain the same ● Continue to execute against your initiatives!

Compensation + Benefits 34 ● Base pay and benefits remain the same ● Employee equity at a high level ( more information to be shared in upcoming compensation sessions !) ○ Equity awards (options and RSUs) will be converted into equity awards in the combined public entity. ● We appreciate your patience as we share more information in the coming weeks! ● Note: shares cannot be traded until the lockup period ends, which will be about six months from the close of the transaction (not today). Following the end of the lockup all employees will be subject to insider trading blackouts and limitations.

Things to keep in mind 35 ● Stay grounded ● Continue executing ● Be aware of financial friends soliciting advice or services ● Do not trade VGII stock or warrants ● We’re in this together! We will continue to update the team through a series of info sessions: ○ Updates on process, timing, financial/tax planning, and specifics including stock information ○ Got questions in the meantime? Email futureIPO@grove.co

36 Moving forward & Our Values At Grove Collaborative, we’re making change, which means our values live out in the world. These aren’t just words; they embody the actions we’re taking to make our mission a reality. This is what makes us Grove. ● (1) We create the best products - We are relentless about creating products that are superior on performance, sustainability, and overall design. We never rest, and when we find out we can improve our products for the planet or for our customers, we act swiftly ● (2) We challenge the status quo - We were born with the mind of a maverick. A challenger. No, sustainable living is not just for the white and wealthy. No, plastic is not impossible to live without. No, it is not up to our consumers to solve. We are wired to rethink norms and develop new solutions. ● (3) We are for all people - Every home is a Grove home. We treat everyone regardless of race, religion, sexual orientation, gender, socio - economic circumstances like we are all part of The Collaborative, part of a Family. We celebrate diversity and are visible with that support. We embrace the challenge to transform our industry into a force for environmental & human good. ● (4) We protect our planet - Society and the planet are facing many challenges and require leadership and bold action. CPG is one of the biggest drivers of plastic waste and its impacting human health.

Comm uni c ation Guidelines 37

Why Communications will Change 38 ● We are all becoming investors in a public company ● Public companies are governed by SEC regulations, disclosure must be made to all investors at the same time. ● This means you (our employees) must be treated as investors with regard to certain information. ○ That is why our employee email sharing this news today went out at the same time as the press release. ● This is a new process, for all of us!

39 Communications Guidelines ● It is critical to avoid talking about Grove and its potential transaction outside of those who are aware of the potential transaction internally and externally. ● If you see a speculative news story regarding Grove’s transaction, you should under no circumstances comment . Please forward any inquires to pr@grove . co . ● The Do’s and Dont’s on the next slide pertain to all forms of communication - phone, text, email, slack, in - person communications or otherwise - and the regulations apply to interactions with any outside parties including media, vendors, brand partners, friends and/or family. ● All principles also apply to all posts, reposts, retweets, and likes on all social media sites including but not limited to instagram, facebook, twitter, etc.

40 Communications Guidelines 2 Lorem ipsum dolor sit amet nec at adipiscing Do 3 DO keep executing on you r day to day resp onsibilities DO ask questions through the proper channels: ● Your Manager ● futur eIPO@grove.co ● PR@grove.co 4 1 DO refer to published FAQ in response to transaction related questions 2 DO be mindful that the transaction has not closed, and until it does Grove will continue to operate as a private wholly independent company 5 DO forward any media inquiries to PR@grove.co

Communications Guidelines 2 Lorem ipsum dolor sit amet nec at adipiscing 3 DO NOT allow the transaction to become a distraction DO NOT speculate on potential listing and implications for stock price performance 4 Don’t 1 DO NOT communicate with any media or investors about the transaction 2 DO NOT share private information about the transaction on social media or with friends/family 5 DO NOT trade VGII stock or warrants 41

Resources 42 ● Got questions? Read our FAQ here ● For press inquiries: PR@grove.co ● For employee stock questions: future IPO@grove.co ○ **We will answer questions that we can legally answer. Some answers may be delayed due to timing with public disclosures. Reminder ! If you plan to speak publicly, please email PR@grove.co prior to accepting an invitation to speak publicly.

THANK YOU 43